Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes — Oxley Act of 2002, I, Robert S. Bland, the Chief Executive Officer of Insure.com, Inc. (the “Company”), hereby certify that, to the best of my knowledge and belief:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT S. BLAND

Name: Robert S. Bland

Title: Chief Executive Officer

Date: August 4, 2006

A signed original of this written statement required by Section 906 has been provided to Insure.com, Inc. and will be retained by Insure.com, Inc and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act of 1934, as amended.

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